`U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2008

Tactical Air Defense Services, Inc.
(Exact name of registrant as specified in charter)

Nevada (State or jurisdiction of incorporation or organization)	333-79405 (Commission File Number)	88-0455809 (I.R.S. Employer Identification No.)
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100 Crescent Court, 7th floor, Dallas, TX	75201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 214-459-8272

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", "us", "our", "our company" or " Tactical Air Defense" refer to Tactical Air Defense Services, Inc., a Nevada corporation.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 25, 2008, Tactical Air Defense Services, Inc. (OTCBB: TADF-OB) (the “Company”), pursuant to a resolution adopted by its Board of Directors, has amended its Articles of Incorporation.

Article Three is hereby deleted in its entirety and replaced as follows:

The number of shares of common stock with $0.001 par value per share that the corporation is authorized to issue is one billion and the number of shares of preferred stock with $0.001 par value per share that the corporation is authorized to issue is fifty million.

No other changes were made to the Articles of Incorporation.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2008
Tactical Air Defense Services, Inc
	By:	/s/ Mark Daniels
Name: Mark Daniels
Title: President